Exhibit 99.1

www.pplnewsroom.com

Contact:	George Biechler, 610-774-5997
PPL Corporation
Two North Ninth St.
Allentown, PA 18101
Fax 610-774-5281

PPL Reaches Agreement to Sell Chilean Company

ALLENTOWN, Pa. (Sept. 12, 2007) – PPL Corporation (NYSE: PPL) announced Wednesday (9/12) that it has agreed to sell its controlling interest in a Chilean electricity delivery business to Compañía General de Electricidad S.A. (CGE).
CGE has agreed to acquire PPL’s 95.4 percent interest in Empresas Emel S.A. (Emel) for $660 million. The transaction is expected to close by mid-November 2007, following a public tender process for the total shares issued by Emel.
Emel, headquartered in Santiago, has 575,000 electricity delivery customers in central and northern Chile.
As a result of the sale, PPL said it expects to record a fourth-quarter special after-tax earnings gain in the range of $205 million to $225 million, or 53 to 58 cents per share, subject to final accounting and tax calculations.
“There was robust interest in the Chilean operations, interest that resulted in the process moving even more quickly than we had anticipated,” said Rick L. Klingensmith, president of PPL Global, the company’s international subsidiary. He noted that the Chilean operations have shown significant improvement in profitability, customer service, reliability and safety -- improvements that make Emel one of the top service companies in Chile.
PPL announced its intention to sell its Latin American operations in March, saying that, since it did not intend to significantly grow its interests in the region, it was acting to take advantage of attractive market valuations for solidly performing operations in the region. The company completed sales of its electricity delivery companies in El Salvador and Bolivia in May and July, respectively.
PPL Global companies continue to provide electricity delivery services to 2.5 million customers in the United Kingdom. PPL has said it has no plans to sell the U.K. businesses, which accounted for about 25 percent of PPL’s annual earnings in 2006.
The company has said that one of the options for proceeds from the Latin American sales would be to invest in growth opportunities in its core business of generating, marketing and delivering electricity. Other options include repurchase of a portion of the company’s debt and common stock.
J.P. Morgan Securities Inc. advised PPL on the sales process.
CGE is one of the largest electricity companies in Chile and has operations focused in electricity distribution, transmission and generation. The company delivers electricity to more than 1.5 million customers in central and southern Chile and more than 700,000 customers in Argentina. CGE also has operations in the liquefied petroleum gas market in Chile, and in natural gas markets in Chile and Argentina.
PPL Corporation, headquartered in Allentown, Pa., controls more than 11,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets and delivers electricity to about 4 million customers in Pennsylvania and the United Kingdom.
#     #     #

Note to Editors: Visit PPL’s media Web site at www.pplnewsroom.com for additional news and background about the corporation and its subsidiaries.

Certain statements contained in this news release, including statements with respect to future earnings impacts and business disposition, are "forward-looking statements" within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: political, regulatory or economic developments and conditions in foreign countries; capital markets; disposition proceeds; and foreign exchange rates. Any such forward-looking statements should be considered in light of such factors and in conjunction with PPL Corporation's Form 10-K and other reports on file with the Securities and Exchange Commission.